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                                                                    Exhibit 99.1


                         [STERLING BANCORP LETTERHEAD]






John Tietjen                                        Kimberly Storin
Chief Financial Officer                             Investor Relations
Sterling Bancorp                                    The MWW Group
john.tietjen@sterlingbancorp.com                    kstorin@mww.com
--------------------------------                    ---------------
212.757.3300                                        212.827.3752


            Sterling Bancorp Declares $0.19 Dividend on Common Shares Company Has Distributed Dividends For 233 Consecutive Quarters

NEW YORK, N.Y., February 19, 2004 - Sterling Bancorp (NYSE: STL), parent company of Sterling National Bank, today announced that the Company's Board of Directors approved a cash dividend of $0.19 per common share, payable on March 31, 2004 to shareholders of record as of March 15, 2004.

The cash payout is effectively a 25% increase over the 2002 first quarter dividend due to Sterling's five-for-four stock split effected on September 10, 2003. The Company has been distributing cash dividends for 233 consecutive quarters.

"Sterling is dedicated to increasing shareholder value and returning profits to our investors, which is evident by our track record of distributing dividends," commented Louis J. Cappelli, Chairman and Chief Executive Officer. "In 2003, we had another year of double-digit earnings growth and we are proud to share this success with our shareholders. Consistent dividend distribution demonstrates our confidence in our strategic corporate initiatives and business model."

About Sterling Bancorp
Sterling Bancorp (NYSE: STL) is a financial holding company with assets of $1.8 billion, offering a broad array of banking and financial services products. Its principal banking subsidiary is Sterling National Bank, founded in 1929. Sterling provides a wide range of products and services, including business and consumer loans, commercial and residential mortgage lending and brokerage, asset-based financing, factoring, trade financing, equipment leasing, corporate and consumer deposit services, trust and estate administration, and investment management services. The Company has operations in New York, New Jersey, and North Carolina and conducts business throughout the U.S.

This press release may contain statements including but not limited to, statements concerning future results of operations or financial position, borrowing capacity and future liquidity, future investment results, future credit exposure, future loan losses and plans and objectives for future operations, and other statements contained herein regarding matters that are not historical facts and that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of its control. Any forward-looking statements the Company may make speak only as of the date on which such statements are made. It is possible that the Company's actual results and financial position may differ, possibly materially, from the anticipated results and financial condition indicated in or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company's future results, see "Business -- Cautionary Statement Regarding Forward-looking Statements" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

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